EXHIBIT 21



                 SUBSIDIARIES OF HYDE ATHLETIC INDUSTRIES, INC.


                                             Jurisdiction of     Percentage
                  Name                       Incorporation        Ownership
- -------------------------------------        ---------------     -----------

Hyde International Services, Ltd.            Hong Kong              100%

Brookfield Athletic Co., Inc.*               Massachusetts          100%

Hyde Security Corporation                    Massachusetts          100%

Spot-Bilt, Inc.**                            Maine                  100%

Saucony Canada, Inc.***                      Ontario                 85%

Saucony, Inc.***                             Massachusetts          100%

Saucony Sports, B.V.***                      Netherlands             76%

Saucony SP Pty. Ltd.***                      Australia               50%

Saucony Deutschland Vertriebs GmbH ***       Germany                100%

Quintana Roo, Inc.                           Delaware               100%



- ----------------------

*     Does business as "Brookfield."
**    Does business as "Spot-Bilt."
***   Does business as "Saucony."